CUSTODIAN AGREEMENT



         AGREEMENT made this ___ day of ________, 1996

between ALLIANCE GREATER CHINA '97 FUND, INC. (the "Fund")

and Brown Brothers Harriman & Co. (the "Custodian").

         WITNESSETH: That in consideration of the mutual

covenants and agreements herein contained, the parties

hereto agree as follows:

         1.   The Fund hereby employs and appoints the

Custodian as a custodian for the term and subject to the

provisions of this Agreement. The Custodian shall not be

under any duty or obligation to require the Fund to deliver

to it any securities or funds owned by the Fund and shall

have no responsibility or liability for or on account of

securities or funds not so delivered. The Fund will deposit

with the Custodian copies of the Articles of Incorporation

and By-Laws (or comparable documents) of the Fund and all

amendments thereto, and copies of such votes and other

proceedings of the Fund as may be necessary for or

convenient to the Custodian in the performance of its

duties.

         2.   Except for securities and funds held by

subcustodians appointed pursuant to the provisions of









Section 3 hereof, the Custodian shall have and perform the

following powers and duties:

         A.   Safekeeping - To keep safely the securities of

the Fund that have been delivered to the Custodian and from

time to time to receive delivery of securities for

safekeeping.

         B.   Manner of Holding Securities - To hold

securities of the Fund (1) by physical possession of the

share certificates or other instruments representing such

securities in registered or bearer form, or (2) in book-

entry form by a Securities System (as said term is defined

in Section 2U).

         C.   Registered Name; Nominee - To hold registered

securities of the Fund (1) in the name or any nominee name

of the Custodian or the Fund, or in the name or any nominee

name of any agent appointed pursuant to Section 6E, or (2)

in street certificate form, so-called, and in any case with

or without any indication of fiduciary capacity.

         D.   Purchases - Upon receipt of Proper

Instructions, as defined in Section Y, insofar as funds are

available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made

only upon receipt of the securities (1) by the Custodian, or

(2) by a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by a

Securities System. However, (i) in the case of repurchase

agreements entered into by the Fund, the Custodian (as well

as an Agent) may release funds to a Securities System or to

a Subcustodian prior to the receipt of advice from the

Securities System or Subcustodian that the securities

underlying such repurchase agreement have been transferred

by book entry into the Account (as defined in Section 2U) of the Custodian (or such Agent) maintained with such

Securities System or Subcustodian, so long as such payment

instructions to the Securities System or Subcustodian

include a requirement that delivery is only against payment

for securities, (ii) in the case of foreign exchange

contracts, options, time deposits, call account deposits,

currency deposits and other deposits, contracts or options

pursuant to Sections 2J, 2I,, 2M and 2N, the Custodian may

make payment therefor without receiving an instrument

evidencing said deposit, contract or option so long as such

payment instructions detail specific securities to be

acquired, and (iii) in the case of securities in which

payment for the security and receipt of the instrument

evidencing the security are under generally accepted trade

practice or the terms of the instrument representing the

security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and

similar securities, the Custodian may make payment for such

securities prior to delivery thereof in accordance with such generally accepted trade practice or the terms of the

instrument representing such security.

         E.   Exchanges - Upon receipt of proper

instructions to exchange securities held by it for the

account of the Fund for other securities in connection with

any reorganization, recapitalization, split-up of shares,

change of par value, conversion or other event, and to

deposit any such securities in accordance with the terms of

any reorganization or protective plan. Without such

instructions, the Custodian may surrender securities in

temporary form for definitive securities, may surrender

securities for transfer into a name or nominee name as

permitted in Section 2C, and may surrender securities for a

different number of certificates or instruments representing the same number of shares or same principal amount of

indebtedness, provided the securities to be issued are to be delivered to the Custodian and further provided custodian

shall at the time of surrendering securities or instruments

receive a receipt or other evidence of ownership thereof.

         F.   Sales of Securities - Upon receipt of proper

instructions, to make delivery of securities which have been sold for the account of the Fund, but only against payment

therefor (1) in cash, by a certified check, bank cashier's

check, bank credit, or bank wire transfer, or (2) by credit

to the account of the Custodian with a clearing corporation

of a national securities exchange of which the Custodian is

a member, or (3) by credit to the account of the Custodian

or an Agent of the Custodian with a Securities System;

provided, however, that (i) in the case of delivery of

physical certificates or instruments representing

securities, the Custodian may make delivery to the broker

buying the securities, against receipt therefor, for

examination in accordance with "street delivery" custom,

provided that the payment therefor is to be made to the

Custodian (which payment may be made by a broker's check) or that such securities are to be returned to the Custodian,

and (ii) in the case of securities referred to in clause

(iii) of the last sentence of Section 2D, the Custodian may

make settlement, including with respect to the form of

payment, in accordance with generally accepted trade

practice relating to such securities or the terms of the

instrument representing said security.

         G.   Depositary Receipts - Upon receipt of proper

instructions, to instruct a subcustodian appointed pursuant

to Section 3 hereof (a "Subcustodian") or an agent of the

Custodian appointed pursuant to Section 6E hereof (an

"Agent") to surrender securities to the depositary used by

an issuer of American Depositary Receipts or International

Depositary communication evidencing the expiration,

termination or exercise of such covered option furnished by

The Options Clearing Corporation, the securities or options

exchange on which such covered option is traded or such

other organization as may be responsible for handling such

options transactions.

         K.   Borrowings - Upon receipt of proper

instructions to deliver securities of the Fund to lenders or their agents as collateral for borrowings effected by the

Fund, provided that such borrowed money is payable to or

upon the Custodian's order as Custodian for the Fund.

         L.   Demand Deposit Bank Accounts - To open and

operate an account or accounts in the name of the Fund on

the Custodian's books subject only to draft or order by the

Custodian. All funds received by the Custodian from or for

the account of the Fund shall be deposited in said

account(s). The responsibilities of the Custodian to the

Fund for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

         If and when authorized by proper instructions, the

Custodian may open and operate an additional account(s) in

such other banks or trust companies as may be designated by

the Fund in such instructions (any such bank or trust

company so designated by the Fund being referred to

hereafter as a "Banking Institution"), provided that such

account(s) shall be in the name of the Custodian for account of the Fund and subject only to the Custodian's draft or

order. Such accounts may be opened with Banking Institutions in the United States and in other countries and may be

denominated in either U.S. Dollars or other currencies as

the Fund may determine. All such deposits shall be deemed to be portfolio securities of the Fund and accordingly the

responsibility of the Custodian therefore shall be the same

as and no greater than the Custodian's responsibility in

respect of other portfolio securities of the Fund.

         M.   Interest Bearing Call or Time Deposits - To

place interest bearing fixed term and call deposits with

such banks and in such amounts as the Fund may authorize

pursuant to proper instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking

Institutions as the Fund may determine. Deposits may be denominated in U.S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in

its records with respect to the assets of the Fund,

appropriate notation as to the amount and currency of each

such deposit, the accepting Banking Institution, and other

appropriate details. Such deposits other than those placed

with the Custodian, shall be deemed portfolio securities of

the Fund and the responsibilities of the Custodian therefor

shall be the same as those for demand deposit bank accounts

placed with other banks, as described in Section 2.L of this agreement. The responsibility of the Custodian for such

deposits accepted on the Custodian's books shall be that of

a U.S. bank for a similar deposit.

         N.   Foreign Exchange Transactions and Futures

Contracts - Pursuant to proper instructions, to enter into

foreign exchange contracts or options to purchase and sell

foreign currencies for spot and future delivery on behalf

and for the account of the Fund. Such transactions may be

undertaken by the Custodian with such Banking Institutions,

including the Custodian and Subcustodian(s) as principals,

as approved and authorized by the Fund. Foreign exchange

contracts and options other than those executed with the

Custodian, shall be deemed to be portfolio securities of the

Fund and the responsibilities of the Custodian therefor

shall be the same as those for demand deposit bank accounts

placed with other banks as described in Section 2.L of this

agreement. Upon receipt of proper instructions, to receive

and retain confirmations evidencing the purchase or sale of

a futures contract or an option on a futures contract by the

Fund; to deposit and maintain in a segregated account, for

the benefit of any futures commission merchant or to pay to

such futures commission merchant, assets designated by the

fund as initial, maintenance or variation "margin" deposits

intended to secure the Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Fund, in accordance with the provisions of any agreement or agreements among any of

the Fund, the Custodian and such futures commission

merchant, designated to comply with the rules of the

Commodity Futures Trading Commission and/or any contract

market, or any similar organization or organizations,

regarding such margin deposits; and to release and/or

transfer assets in such margin accounts only in accordance

with any such agreements or rules.

         O.   Stock Loans - Upon receipt of proper

instructions, to deliver securities of the Fund, in

connection with loans of securities by the Fund, to the borrower thereof upon the receipt of the cash collateral, if any, for such borrowing. In the event U.S. Government

securities are to be used as collateral, the Custodian will

not release the securities to be loaned until it has

received confirmation that such collateral has been

delivered to the Custodian. The Custodian and Fund

understand that the timing of receipt of such confirmation

will normally require that the delivery of securities to be

loaned will be made one day after receipt of the U.S.

Government collateral.

         P.   Collections - To collect, receive and deposit

in said account or accounts all income, payments of

principal and other payments with respect to the securities

held hereunder, and in connection therewith to deliver the

certificates or other instruments representing the

securities to the issuer thereof or its agent when

securities are called, redeemed, retired or otherwise become payable; provided, that the payment is to be made in such

form and manner and at such time, which may be after

delivery by the Custodian of the instrument representing the security, as is in accordance with the terms of the

instrument representing the security, or such proper

instructions as the Custodian may receive, or governmental

regulations, the rules of Securities Systems or other U.S.

securities depositories and clearing agencies or, with

respect to securities referred to in clause (iii) of the

last sentence of Section 2.D, in accordance with generally

accepted trade practice; (ii) to execute ownership and other certificates and affidavits for all federal and state tax

purposes in connection with receipt of income or other

payments with respect to securities of the Fund or in

connection with transfer of securities, and (iii) pursuant

to proper instructions to take such other actions with

respect to collection or receipt of funds or transfer of

securities which involve an investment decision.

         Q.   Dividends, Distributions and Redemptions -

Upon receipt of proper instructions from the Fund, or upon

receipt of instructions from the Fund's shareholder

servicing agent or agent with comparable duties (the

"Shareholder Servicing Agent") (given by such person or

persons and in such manner on behalf of the Shareholder

Servicing Agent as the Fund shall have authorized), the

Custodian shall release funds or securities to the

Shareholder Servicing Agent or otherwise apply funds or

securities, insofar as available, for the payment of

dividends or other distributions to Fund shareholders. Upon

receipt of proper instructions from the Fund, or upon

receipt of instructions from the Shareholder Servicing Agent

(given by such person or persons and in such manner on

behalf of the Shareholder Servicing Agent as the Fund shall

have authorized), the Custodian shall release funds or

securities, insofar as available, to the Shareholder

Servicing Agent or as such Agent shall otherwise instruct

for payment to Fund shareholders who have delivered to such

Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

         R.   Proxies, Notices, Etc. - Promptly to deliver

or mail to the Fund all forms of proxies and all notices of

meetings and any other notices or announcements affecting or relating to securities owned by the Fund that are received

by the Custodian, and upon receipt of proper instructions,

to execute and deliver or cause its nominee to execute and

deliver such proxies or other authorizations as may be

required. Neither the Custodian nor its nominee shall vote

upon any of such securities or execute any proxy to vote

thereon or give any consent or take any other action with

respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

         S.   Nondiscretionary Details - Without the

necessity of express authorization from the Fund, (1) to

attend to all nondiscretionary details in connection with

the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of the Portfolio held by the Custodian except as otherwise

directed from time to time by the Directors of the Fund, and

(2) to make payments to itself or others for minor expenses

of handling securities or other similar items relating to

the Custodian's duties under this Agreement, provided that

all such payments shall be accounted for to the Fund.

         T.   Bills - Upon receipt of proper instructions to

pay or cause to be paid, insofar as funds are available for

the purpose, bills, statements, or other obligations of the

Fund.

         U.   Deposit of Fund Assets in Securities Systems -

The Custodian may deposit and/or maintain securities owned

by the Fund in (i) The Depository Trust Company, (ii) any

book-entry system as provided in Subpart O of Treasury

Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350,

or the book-entry regulations of federal agencies

substantially in the form of Subpart O, or (iii) any other

domestic clearing agency registered with the Securities and

Exchange Commission under Section 17A of the Securities

Exchange Act of 1934 which acts as a securities depository

and whose use the Fund has previously approved in writing

(each of the foregoing being referred to in this Agreement

as a "Securities System"). Utilization of a Securities

System shall be in accordance with applicable Federal

Reserve Board and Securities and Exchange Commission rules

and regulations, if any, and subject to the following

provisions:

         1)   The Custodian may deposit and/or maintain Fund

securities, either directly or through one or more Agents

appointed by the Custodian (provided that any such agent

shall be qualified to act as a custodian of the Fund

pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account

("Account") of the Custodian or such Agent in the Securities

System which shall not include any assets of the Custodian

or Agent other than assets held as a fiduciary, custodian,

or otherwise for customers;

         2)   The records of the Custodian with respect to

securities of the Fund which are maintained in a Securities

System shall identity by book-entry those securities

belonging to the Fund;

         3)   The Custodian shall pay for securities

purchased for the account of the Fund upon (i) receipt of

advice from the Securities System that such securities have

been transferred to the Account, and (ii) the making of an

entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The

Custodian shall Transfer securities sold for the account of

the Fund upon (i) receipt of advice from the Securities

System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the

records of the Custodian to reflect such transfer and

payment for the account of the Fund. Copies of all advices

from the Securities System of transfers of securities for

the account of the Fund shall identify the Fund, be

maintained for the Fund by the Custodian or an Agent as

referred to above, and be provided to the Fund at its

request. The Custodian shall furnish the Fund confirmation

of each transfer to or from the account of the Fund in the

form of a written advice or notice and shall furnish to the

Fund copies of daily transaction sheets reflecting each

day's transactions in the Securities System for the account

of the Fund on the next business day;

         4)   The Custodian shall provide the Fund with any

report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding

securities deposited in the Securities System; and the

Custodian and such Agents shall send to the, Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

         5)   At the written request of the Fund, the

Custodian will terminate the use of any such Securities

System on behalf of the Fund as promptly as practicable.

         V.   Other Transfers - Upon receipt of Proper

Instructions, to deliver securities, funds and other

property of the Fund to a Subcustodian or another custodian

of the Fund; and, upon receipt of proper instructions, to

make such other disposition of securities, funds or other

property of the Fund in a manner other than or for purposes

other than as enumerated elsewhere in this Agreement,

provided that the instructions relating to such disposition

shall include a statement of the purpose for which the

delivery is to be made, the amount of securities to be

delivered and the name of the person or persons to whom

delivery is to be made.

         W.   Investment Limitations - In performing its

duties generally, and more particularly in connection with

the purchase, sale and exchange of securities made by or for the Fund, the Custodian may assume unless and until notified in writing to the contrary that proper instructions received by it are not in conflict with or in any way contrary to any provisions of the Fund's Articles of Incorporation or By-

Laws (or comparable documents) or votes or proceedings of

the shareholders or Directors of the Fund. The Custodian

shall in no event be liable to the Fund and shall be

indemnified by the Fund for any violation which occurs in

the course of carrying out instructions given by the Fund of any investment limitations to which the Fund is subject or

other limitations with respect to the Fund's powers to make

expenditures, encumber securities, borrow or take similar

actions affecting its portfolio.

         X.   Restricted Securities - Notwithstanding any

other provision of this Agreement, the Custodian shall not

be liable for failure to take any action in respect of a

"restricted security" (as hereafter defined) if the

Custodian has not received Proper Instructions to take such

action (including but not limited to the failure to exercise in a timely manner any right in respect of any restricted

security) unless the Custodian's responsibility to take such action is set forth in a writing, agreed upon by the

Custodian and the Fund or the investment adviser of the

Fund, which specifies particular actions the Custodian is to take without Proper Instructions in respect of specified

rights and obligations pertaining to a particular restricted security. Further, the Custodian shall not be responsible

for transmitting to the Fund information concerning a restricted security, such as with respect to exercise periods and expiration dates for rights relating to the

restricted security, except such information which the

Custodian actually receives or which is published in a

source which is publicly distributed and generally

recognized as a major source of information with respect to

corporate actions of securities similar to the particular

restricted security. As used herein, the term "restricted

securities" shall mean securities which are subject to

restrictions on transfer, whether by reason of contractual

restrictions or federal, state or foreign securities or

similar laws, or securities which have special rights or

contractual features which do not apply to publicly-traded

shares of, or comparable interests representing, such

security.

         Y.   Proper Instructions - Proper instructions

shall include in order of preference, authenticated electro-

mechanical communications including SWIFT and tested telex;

a written request signed by two or more authorized persons

as set forth below; telefax transmissions and oral

instructions. Each of the foregoing methods of communicating proper instructions is described and defined below and may

from time to time be further described and defined in written operating memoranda between the Custodian and the

Fund.

         Proper Instructions may include communications

effected directly between electro-mechanical or electronic

devices or systems, including authenticated SWIFT and tested telex transmissions. The media through which such Proper

Instructions shall be transmitted and the data which must be contained in such Proper Instructions in order for such

instruction to be complete shall be set forth in certain

operating memoranda to which the Custodian and the Fund

shall from time to time agree. The Fund shall be responsible for sending instructions which meet the requirements set

forth therein and the Custodian shall only be responsible

for acting on instructions which meet such requirements. The

Custodian shall not be liable for direct or consequential

losses resulting from technical failures of any kind in

respect of instructions sent via electro-mechanical or

electronic communications.

         Proper Instructions shall include a written

request, direction, instruction or certification signed or

initialed on behalf of the Fund by two or more persons as

the Board of Trustees or Directors of the Fund shall have

from time to time authorized, provided, however, that no

such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such persons. Those persons authorized to give proper instructions may be identified by the Board of

Trustees or Directors by name, title or position and will

include at least one officer empowered by the Board to name

other individuals who are authorized to give proper

instructions on behalf of the Fund.  Telephonic or other

oral instructions or instructions given by facsimile

transmission may be given by any one of the above persons

and will be considered proper instructions if the Custodian

reasonably believes them to have been given by a person

authorized to give such instructions with respect to the

transaction involved.

         With respect to telefax transmissions, the Fund

hereby acknowledges that (i) receipt of legible instructions cannot be assured, (ii) the Custodian cannot verify that

authorized signatures on telefax instructions are original,

and (iii) the Custodian shall not be responsible for losses

or expenses incurred through actions taken in reliance on

such telefax instructions.

         The Custodian may act on oral instructions provided

such instructions will be confirmed by authenticated

electro-mechanical communications in the manner set forth

above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund authorizes the Custodian to tape record any and all telephonic or other oral

instructions given to the Custodian by or on behalf of the

Fund (including any of its officers, Directors, Trustees,

employees or agents or any investment manager or adviser or

person or entity with similar responsibilities which is

authorized to give proper instructions on behalf of the Fund to the Custodian.)

         Proper instructions may relate to specific

transactions or to types or classes of transactions, and may be in the form of standing instructions.

         Proper instructions may include communications

effected directly between electro-mechanical or electronic

devices or systems, in addition to tested telex, provided

that the Fund and the Custodian agree to the use of such

device or system.

         3.   Securities, funds and other property of the

Fund may be held by subcustodians appointed pursuant to the

provisions of this Section 3 (a "Subcustodian"). The

Custodian may, at any time and from time to time, appoint

any bank or trust company (meeting the requirements of a

custodian or a foreign custodian under the Investment

Company Act of 1940 and the rules and regulations thereunder) to act as a Subcustodian for the Fund, provided that the Fund shall have approved in writing (1) any such

bank or trust company and the subcustodian agreement to be

entered into between such bank or trust company and the

Custodian, and (2) if the subcustodian is a bank organized

under the laws of a country other than the United States,

the holding of securities, cash and other property of the

Fund in the country in which it is proposed to utilize the

services of such subcustodian. Upon such approval by the

Fund, the Custodian is authorized on behalf of the Fund to

notify each Subcustodian of its appointment as such. The

Custodian may, at any time in its discretion, remove any

bank or trust company that has been appointed as a

Subcustodian but will promptly notify the Fund of any such

action.

         Those Subcustodians, their offices or branches

which the Fund has approved to date are set forth on

Appendix A hereto. Such Appendix shall be amended from time

to time as Subcustodians, branches or offices are changed,

added or deleted. The Fund shall be responsible for

informing the Custodian sufficiently in advance of a

proposed investment which is to be held at a location not

listed on Appendix A, in order that there shall be

sufficient time for the Fund to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian

pursuant to such subcustodian agreement.

         Although the Fund does not intend to invest in a

country before the foregoing procedures have been completed,

in the event that an investment is made prior to approval,

if practical, such security shall be removed to an approved

location or if not practical such security shall be held by

such agent as the Custodian may appoint. In such event, the

Custodian shall be liable to the Fund for the actions of

such agent if and only to the extent the Custodian shall

have recovered from such agent for any damages caused the

Fund by such agent and provided that the Custodian shall

pursue its rights against such agent.

         With respect to the securities and funds held by a

Subcustodian, either directly or indirectly, including

demand and interest bearing deposits, currencies or other

deposits and foreign exchange contracts as referred to in

Sections 2K, 2L or 2M, the Custodian shall be liable to the

Fund if and only to the extent that such Subcustodian is

liable to the Custodian; provided, however, that the

Custodian shall be liable to the Fund for losses resulting

from the bankruptcy or insolvency of a Subcustodian if and

only to the extent that such Subcustodian is liable to the

Custodian and the Custodian recovers from such Subcustodian

under the applicable subcustodian agreement. The Custodian

shall nevertheless be liable to the Fund for its own

negligence in transmitting any instructions received by it

from the Fund and for its own negligence in connection with

the delivery of any securities or funds held by it to any

such Subcustodian.

         In the event that any Subcustodian appointed

pursuant to the provisions of this Section 3 fails to

perform any of its obligations under the terms and

conditions of the applicable subcustodian agreement, the

Custodian shall use its best efforts to cause such

Subcustodian to perform such obligations. In the event that

the Custodian is unable to cause such Subcustodian to

perform fully its obligations thereunder, the Custodian

shall forthwith upon the Fund's request terminate such

Subcustodian and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this

Section 3. At the election of the Fund, it shall have the

right to enforce, to the extent permitted by the

subcustodian agreement and applicable law, the Custodian's

rights against any such Subcustodian for loss or damage

caused the Fund by such Subcustodian.

         At the written request of the Fund, the Custodian

will terminate any subcustodian appointed pursuant to the

provisions of this Section 3 in accordance with the

termination provisions under the applicable subcustodian

agreement. The Custodian will not amend any subcustodian

agreement or agree to change or permit any changes

thereunder except upon the prior written approval of the

Fund.

         In the event the Custodian receives a claim from a

Subcustodian under the indemnification provisions of any

subcustodian agreement, the Custodian shall promptly give

written notice to the Fund of such claim. No more than

thirty days after written notice to the Fund of the

Custodian's intention to make such payment, the Fund will

reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

         4.   The Custodian may assist generally in the

preparation of reports to Fund shareholders and others,

audits of accounts, and other ministerial matters of like

nature.

         5.   The Fund hereby also appoints the Custodian as

its financial agent. With respect to the appointment as

financial agent, the Custodian shall have and perform the

following powers and duties:

         A.   Records - To create, maintain and retain such

records relating to its activities and obligations under

this Agreement as are required under the Investment Company

Act of 1940 and the rules and regulations thereunder

(including Section 31 thereof and Rules 31a-1 and 31a-2

thereunder) and under applicable Federal and State tax laws.

All such records will be the property of the Fund and in the event of termination of this Agreement shall be delivered to the successor custodian' and the Custodian agrees to

cooperate with the Fund in execution of documents and other

action necessary or desirable in order to substitute the

successor custodian for the custodian under their agreement.

         B.   Accounts - To keep books of account and render

statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time

as reasonably requested by proper instructions.

         C.   Access to Records - Subject to security

requirements of the Custodian applicable to its own

employees having access to similar records within the

Custodian and such regulations as may be reasonably imposed

by the Custodian, the books and records maintained by the

Custodian pursuant to Sections 5A and 5B shall be open to

inspection and audit at reasonable times by officers of,

attorneys for, and auditors employed by, the Fund.

         D.   Calculation of Net Asset Value - To compute

and determine the net asset value per share of capital stock of the Fund as of the close of business on the New York

Stock Exchange on each day on which such Exchange is open,

unless otherwise directed by proper instructions. Such

computation and determination shall be made in accordance

with (1) the provisions of the Fund's Articles of

Incorporation or By-Laws of the Fund, as they may from time

to time be amended and delivered to the Custodian, (2) the

votes of the Board of Directors of the Fund at the time in

force and applicable, as they may from time to time be

delivered to the Custodian, and (3) proper instructions from such officers of the Fund or other persons as are from time

to time authorized by the Board of Directors of the Fund to

give instructions with respect to computation and

determination of the net asset value. On each day that the

Custodian shall compute the net asset value per share of the

Fund, the Custodian shall provide the Fund with written

reports which permit the Fund to verify that portfolio

transactions have been recorded in accordance with the

Fund's instructions.

         In computing the net asset value, the Custodian may

rely upon any information furnished by proper instructions,

including without limitation any information (1) as to accrual of liabilities of the Fund and as to liabilities of the Fund not appearing on the books of account kept by the

custodian, (2) as to the existence, status and proper

treatment of reserves, if any, authorized by the fund, (3)

as to the sources of quotations to be used in computing the

net asset value, including those listed in Appendix B, (4)

as to the fair value to be assigned to any securities or

other property for which price quotations are not readily

available, and (5) as to the sources of information with

respect to "corporate actions" affecting portfolio

securities of the fund, including those listed in Appendix

B. (Information as to "corporate actions" shall include

information as to dividends, distributions, stock splits,

stock dividends, rights offerings, conversions, exchanges,

recapitalizations, mergers, redemptions, calls, maturity

dates and similar transactions, including the ex- and record dates and the amounts or other terms thereof.)

         In like manner, the Custodian shall compute and

determine the net asset value as of such other times as the

Board of Directors of the Fund from time to time may

reasonably request.

         Notwithstanding any other provisions of this

Agreement, including Section 6C, the following provisions

shall apply with respect to the Custodian's foregoing responsibilities in this Section 5.D: The Custodian shall be held to the exercise of reasonable care in computing and

determining net asset value as provided in this Section 5.D,

but shall not be held accountable or liable for any losses,

damages or expenses the Fund or any shareholder or former

shareholder of the Fund may suffer or incur arising from or

based upon errors or delays in the determination of such net asset value unless such error or delay was due to the

Custodian's negligence, gross negligence or reckless or

willful misconduct in determination of such net asset value.

(The parties hereto acknowledge, however, that the

Custodian's causing an error or delay in the determination

of net asset value may, but does not in and of itself,

constitute negligence, gross negligence or reckless or

willful misconduct.) In no event shall the Custodian be

liable or responsible to the Fund, any present or former

shareholder of the fund or any other party for any error or

delay which continued or was undetected after the date of an audit performed by the certified public accountants employed by the Fund if, in the exercise of reasonable care in

accordance with generally accepted accounting standards,

such accountants should have become aware of such error or

delay in the course of performing such audit. The

Custodian's liability for any such negligence, gross negligence or reckless or willful misconduct which results in an error in determination of such net asset value shall

be limited to the direct, out-of-pocket loss the Fund,

shareholder or former shareholder shall actually incur,

measured by the difference between the actual and the

erroneously computed net asset value, and any expenses the

fund shall incur in connection with correcting the records

of the Fund affected by such error (including charges made

by the Fund's registrar and transfer agent for making such

corrections) or communicating with shareholders or former

shareholders of the Fund affected by such error.

         Without limiting the foregoing, the Custodian shall

not be held accountable or liable to the Fund, any

shareholder or former shareholder thereof or any other

person for any delays or losses, damages or expenses any of

them may suffer or incur resulting from (1) the Custodian's

failure to receive timely and suitable notification

concerning quotations or corporate actions relating to or

affecting portfolio securities of the fund or (2) any errors in the computation of the net asset value based upon or

arising out of quotations or information as to corporate

actions if received by the Custodian either (i) from a

source which the Custodian was authorized pursuant to the

second paragraph of this Section 5.D to rely upon, or (ii) from a source which in the Custodian's reasonable judgment was as reliable a source for such quotations or information

as the sources authorized pursuant to that paragraph.

Nevertheless, the Custodian will use its best judgment in

determining whether to verify through other sources any

information it has received as to quotations or corporate

actions if the Custodian has reason to believe that any such information might be incorrect.

         In the event of any error or delay in the

determination of such net asset value for which the

Custodian may be liable, the Fund and the Custodian will

consult and make good faith efforts to reach agreement on

what actions should be taken in order to mitigate any loss

suffered by the Fund or its present or former shareholders,

in order that the custodian's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. Such actions might

include the Fund or the custodian taking reasonable steps to collect from any shareholder or former shareholder who has

received any overpayment upon redemption of shares such

overpaid amount or to collect from any shareholder who has

underpaid upon a purchase of shares the amount of such

underpayment or to reduce the number of shares issued to

such shareholder. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which should appropriately be borne by the

Custodian, the Fund and the Custodian will consider such

relevant factors as the amount of the loss involved, the

Fund's desire to avoid loss of shareholder good will, the

fact that other persons or entitles could have been

reasonably expected to have detected the error sooner than

the time it was actually discovered, the appropriateness of

limiting or eliminating t]he benefit which shareholders or

former shareholders might have obtained by reason of the

error, and the possibility that other parties providing

services to the fund might be induced to absorb a portion of the loss incurred.

         E.   Disbursements - Upon receipt of proper

instructions, to pay or cause to be paid, insofar as funds

are available for the purpose, bills, statements and other

obligations of the Fund (including but not limited to

interest charges, taxes, management fees, compensation to

Fund officers and employees, and other operating expenses of the Fund).

         6.   A.   The Custodian shall not be liable for any

action taken or omitted in reliance upon proper instructions believed by it to be genuine or upon any other written

notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.

         The Secretary or Assistant Secretary of the Fund

shall certify to the Custodian the names, signatures and

scope of authority of all persons authorized to give proper

instructions or any other such notice, request, direction,

instruction, certificate or instrument on behalf of the

Fund, the names and signatures of the officers of the Fund,

the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the

Fund's Board of Directors or shareholders. Such certificate

may be accepted and relied upon by the Custodian as

conclusive evidence of the facts set forth therein and may

be considered in full force and effect until receipt of a

similar certificate to the contrary.

         So long as and to the extent that it is in the

exercise of reasonable care, the Custodian shall not be

responsible for the title, validity or genuineness of any

property or evidence of title thereto received by it or

delivered by it pursuant to this Agreement.

         The Custodian shall be entitled, at the expense of

the Fund, to receive and act upon advice of counsel (who may be counsel for the Fund) on all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         B.   With respect to the portfolio securities, cash

and other property of the Fund held by a Securities System,

the Custodian shall be liable to the Fund only for any loss

or damage to the Fund resulting from use of the Securities

System if caused by any negligence, misfeasance or

misconduct of the Custodian or any of its agents or of any

of its or their employees or from any failure of the

Custodian or any such agent to enforce effectively such

rights as it may have against the Securities System.

         C.   Except as may otherwise be set forth in this

Agreement with respect to particular matters, the Custodian

shall be held only to the exercise of reasonable care and

diligence in carrying out the provisions of this Agreement,

provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable

law. However, nothing herein shall exempt the Custodian from liability due to its own negligence or willful misconduct.

The Fund agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including

counsel fees) incurred or assessed against it or its

nominees in connection with the performance of this

Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing

indemnification obligation of the Fund, the Fund agrees to

indemnify the Custodian and its nominees against any

liability the Custodian or such nominee may incur by reason

of taxes assessed to the Custodian or such nominee or other

costs, liability or expense incurred by the Custodian or

such nominee resulting directly or indirectly from the fact

that portfolio securities or other property of the Fund is

registered in the name of the Custodian or such nominee.

         In order that the indemnification provisions

contained in this Paragraph 6.C shall apply, however, it is

understood that if in any case the Fund may be asked to

indemnify or hold the Custodian harmless, the Fund shall be

fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and

notify the Fund promptly concerning any situation which

presents or appears likely to present the probability of

such a claim for indemnification against the Fund. The Fund

shall have the option to defend the Custodian against any

claim which may be the subject of this indemnification, and

in the event that the Fund so elects it will so notify the

Custodian, and thereupon the Fund shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for

which it shall seek indemnification under this Paragraph

6.C. The Custodian shall in no case confess any claim or

make any compromise in any case in which the Fund will be

asked to indemnify the Custodian except with the Fund's

prior written consent.

         D.   The Custodian shall be entitled to receive

reimbursement from the Fund on demand, in the manner

provided in Section 7, for its cash disbursements, expenses

and charges (including the fees and expenses of any

Subcustodian or any Agent) in connection with this

Agreement, but excluding salaries and usual overhead

expenses.

         E.   The Custodian may at any time or times in its

discretion appoint (and may at any time remove) any other

bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian

may from time to time direct, provided, however, that the

appointment of such Agent (other than an Agent appointed

pursuant to the third paragraph of Section 3) shall not

relieve the Custodian of any of its responsibilities under

this agreement.

         F.   Upon request, the Fund shall deliver to the

Custodian such proxies, powers of attorney or other

instruments as may be reasonable and necessary or desirable

in connection with the performance by the Custodian or any

Subcustodian of their respective obligations under this

Agreement or any applicable subcustodian agreement.

         7.   The Fund shall pay the Custodian a custody fee

based on such fee schedule as may from time to time be

agreed upon in writing by the Custodian and the Fund. Such

fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6D, shall be billed to the Fund in such a manner as to permit payment by a

direct cash payment to the Custodian.

         8.   This Agreement shall continue in full force

and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the

other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or

mailing. In the event of termination the Custodian shall be

entitled to receive prior to delivery of the securities,

funds and other property held by it all accrued fees and

unreimbursed expenses the payment of which is contemplated

by Sections 6D and 7, upon receipt by the Fund of a

statement setting forth such fees and expenses.

         In the event of the appointment of a successor

custodian, it is agreed that the funds and securities owned

by the Fund and held by the Custodian or any Subcustodian

shall be delivered to the successor custodian, and the

Custodian agrees to cooperate with the Fund in execution of

documents and performance of other actions necessary or

desirable in order to substitute the successor custodian for the Custodian under this Agreement.

         9.   This Agreement constitutes the entire

understanding and agreement of the parties hereto with

respect to the subject matter hereof. No provision of this

Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of

the amendment or termination is sought.

         In connection with the operation of this Agreement,

the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to

the provisions of this Agreement as may in their joint

opinion be consistent with the general tenor of this

Agreement. No interpretative or additional provisions made

as provided in the preceding sentence shall be deemed to be

an amendment of this Agreement.

         10.  This instrument is executed and delivered in

The Commonwealth of Massachusetts and shall be governed by

and construed according to the laws of said Commonwealth.

         11. Notices and other writings delivered or mailed

postage prepaid to the Fund addressed to the Fund at 500

Plaza Drive 3rd Floor, Secaucus, NJ 07094 or to such other

address as the Fund may have designated to the Custodian in

writing, or to the Custodian at 40 Water Street, Boston,

Massachusetts 02109, Attention: Manager, Securities

Department, or to such other address as the Custodian may

have designated to the Fund in writing, shall be deemed to

have been properly delivered or given hereunder to the

respective addressee.

         12.  This Agreement shall be binding on and shall

inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that neither

party hereto may assign this Agreement or any of its rights

or obligations hereunder without the prior written consent

of the other party.

         13.  This Agreement may be executed in any number

of counterparts each of which shall be deemed an original.

This Agreement shall become effective when one or more

counterparts have been signed and delivered by each of the

parties.

         IN WITNESS WHEREOF, each of the parties has caused

this Agreement to be executed in its name and on behalf on

the day and year first above written.



ALLIANCE GREATER CHINA '97     BROWN BROTHERS HARRIMAN & CO.
FUND, INC.



BY_________________________    per pro_____________________
                                     Emmett C. Cadigan,
                                     Deputy Manager



































                            40
00250235.AH4





          BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                      ALLIANCE GREATER CHINA '97 FUND
                                APPENDIX A

COUNTRY                    SUBCUSTODIAN                     DEPOSITORY



AUSTRALIA     NATIONAL AUSTRALIA BANK LTD., MELBOURNE    Austraclear Ltd.
                National Australia Bank Agt. 5/1/85Reserve Bank of
Australia
                Agreement Amendment 3/13/92
                Omnibus Amendment 11/22/93

CHINA         STANDARD CHARTERED BANK, SHANGHAI               SSCCRC
                Agreement Amendment 2/13/92

CHINA         STANDARD CHARTERED BANK, SHENZHEN                SSCC
                Standard Chartered Bank Agreement 2/18/92

HONG KONG     HONGKONG & SHANGHAI BANKING CORP., HONG KONG     HKSCC
                Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                Omnibus supplement 12/29/93
                Schedule 5/14/96

INDIA         CITIBANK, N.A., MUMBAI                           NSDL
                Citibank, N.A. New York Agreement 7/16/81
                New York Agreement Amendment 8/31/90
                New York Agreement Amendment 7/26/96
                Citibank, Mumbai Amendment 11/17/93

INDONESIA     CITIBANK, N.A., JAKARTA                          None
                Citibank, N.A., New York Agreement 7/16/81
                New York Agreement Amendment 8/31/90
                New York Agreement Amendment 7/26/96

JAPAN         SUMITOMO TRUST & BANKING COMPANY, LTD           JASDEC
                Sumitomo Trust & Banking Agreement 7/17/92 Bank of Japan Omnibus Agreement 1/13/94

KOREA         CITIBANK, N.A., SEOUL                             KSD
                Citibank N.A., New York Agreement 7/16/81
                New York Agreement Amendment 8/31/90
                New York Agreement Amendment 7/26/96
                Citibank, Seoul Agreement Supplement 10/28/94

MALAYSIA      HONGKONG BANK MALAYSIA BERHARD           Bank Negara Malaysia
                Hongkong & Shanghai Banking Corp. Agt. 4/19/91  MCD
                Omnibus Supplement 12/29/93
                Schedule 5/14/96
                Malaysia Subsidiary Supplement 5/23/94

NEW ZEALAND   NATIONAL AUSTRALIA BANK LTD., AUCKLANDReserve Bank of New
Zealand
                National Australia Bank Agreement 5/1/85






          BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                      ALLIANCE GREATER CHINA '97 FUND
                                APPENDIX A

COUNTRY                    SUBCUSTODIAN                     DEPOSITORY


                Agreement Amendment 2/13/92
                Omnibus Amendment 11/22/93
                New Zealand Addendum 3/7/89

PAKISTAN      STANDARD CHARTERED BANK, KARACHI                 None
                Standard Chartered Bank Agreement 2/18/92

PHILIPPINES   CITIBANK, N.A., MANILA                            PCD
                Citibank, N.A., New York Agreement 7/16/81
                New York Agreement Amendment 8/31/90
                New York Agreement Amendment 7/26/96

SINGAPORE     HONGKONG & SHANGHAI BANKING CORP., SINGAPORE      CDP
                Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                Omnibus Supplement 12/29/93
                Schedule 5/14/96

TAIWAN        STANDARD CHARTERED BANK, TAIPEI                  TSCD
                Standard Chartered Bank Agreement 2/18/92

THAILAND      HONGKONG & SHANGHAI BANKING CORP., BANGKOK       TSDC
                Hongkong & Shanghai Banking Corp. Agt. 4/19/91
                Omnibus Amendment 12/29/93
                Schedule 5/14/96

TRANSNATIONAL BROWN BROTHERS HARRIMAN & CO.                    Cedel
                                                             Euroclear


         I HEREBY CERTIFY THAT AT ITS MEETING ON __________________ THE BOARD APPROVED THE COUNTRIES, SUBCUSTODIANS, AGREEMENTS, AND CENTRAL DEPOSITORIES LISTD ON THIS APPENDIX.


___________________________________              ______________________
(Signature)                                      (Date)


___________________________________
(Title)








                                    A-2
00250235.AH4








           ALLIANCE GREATER CHINA '97 FUND, INC.
                        APPENDIX B





THE FOLLOWING AUTHORIZED SOURCES MAY BE UTILIZED BY THE
CUSTODIAN FOR PRICING AND FOREIGN EXCHANGE QUOTATIONS,
CORPORATE ACTION, DIVIDENDS AND RIGHTS OFFERINGS:

                    AUTHORIZED SOURCES



                         BLOOMBERG
                      EXTEL (LONDON)
                       FUND MANAGERS
               INTERACTIVE DATA CORPORATION
                     REPUTABLE BROKERS
                          REUTERS
                    SUBCUSTODIAN BANKS
                       THE CUSTODIAN
                         TELEKURS
                   VALORINFORM (GENEVA)
             REPUTABLE FINANCIAL PUBLICATIONS
                      STOCK EXCHANGES
              FINANCIAL INFORMATION INC. CARD
                         JJ KENNY
                      FRI CORPORATION





















                            B-1
00250235.AH4



















                     AGREEMENT BETWEEN

               BROWN BROTHERS HARRIMAN & CO.

                            AND

           ALLIANCE GREATER CHINA '97 FUND, INC.

































00250235.AH4